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                                                                    EXHIBIT 10.4

                            SHARE TRANSFER AGREEMENT

ENTERED INTO AT MONTREAL, PROVINCE OF QUEBEC, ON FEBRUARY 28, 2002


AMONG: MICROCELL CAPITAL II INC., a corporation incorporated under the laws of Canada, having its registered office in Montreal, Canada, ("MICROCELL");

AND: OZ COMMUNICATIONS, INC., a corporation incorporated under the laws of the State of California, United States of America, having its principal place of business in Reykjavik, Iceland, ("OZ");

WITNESSETH:

WHEREAS Microcell owns 11,405,860 common shares in the capital stock of OZ;

WHEREAS in consideration for its agreement to amend certain agreements between Microcell and certain of its affiliates and Oz and certain of its affiliates, Microcell wishes to transfer to OZ 5,299,160 common shares (the "TRANSFERRED SHARES") held by it in the capital stock of OZ;

WHEREAS OZ wishes to accept for cancellation the Transferred Shares held by Microcell.

NOW THEREFORE the parties hereto hereby covenant and agree as follows.


                                    ARTICLE 1

                         DEFINITIONS AND INTERPRETATIONS

1.1 DEFINITIONS -- As used in this Agreement, the following terms have the following meaning:

      1.1.1 "AGREEMENT" means this Share Transfer Agreement including its recitals, and all written instruments supplemental hereto signed by all the parties hereto, and any amendment or confirmation hereof;

      1.1.2 "BUSINESS DAY" means any day, other than a Saturday, Sunday, or other day on which the majority of the branches of the principal commercial banks located in Montreal, Quebec are not open for business during normal banking hours;

      1.1.3 "CLOSING DATE" means the date of this Agreement, and "Closing" means the completion of all the transactions contemplated hereby at the time of closing on the Closing Date;

      1.1.4 "LIENS" means (i) all hypothecs, mortgages, pledges, privileges, liens, security interests, transfers of property in stock, security granted under the Bank Act (Canada), charges, leases, occupation rights, restrictive covenants, title defects and other encumbrances or rights of others of any nature whatsoever or however arising, and
            (ii)



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            all actions, claims or demands of any nature whatsoever or howsoever arising; and "Lien" means any one of them;

      1.1.5 "PARTIES" means Microcell and OZ and "Party" means either of them;

      1.1.6 "PERSON" means an individual, a corporation, a partnership, a trustee or any unincorporated organization;

1.2 APPLICABLE LAW -- This Agreement shall be construed and enforced in accordance with, and the rights of the Parties shall be construed and governed by, the laws of the Province of Quebec and the laws of Canada applicable therein.

1.3   RECITALS -- The recitals hereto form an integral part of this Agreement.

1.4 HEADINGS -- The titles and headings in this Agreement are solely for reference and shall not affect the scope, intention or interpretation of the provisions hereof.

1.5 GENDER -- In all cases where the context of this Agreement requires or permits same, the singular shall include the plural and the masculine shall include the feminine.

1.6 ENTIRE AGREEMENT -- This Agreement, and the agreements and other documents to be delivered pursuant hereto, constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically set forth herein and, the other documents to be delivered pursuant hereto.

1.7 SEVERABILITY -- Each provision of this Agreement shall be interpreted separately and the nullity of any provision of this Agreement shall not render the remaining parts of the Agreement null.

1.8 WAIVER -- No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

1.9   TIME -- shall be of the essence of this Agreement.


                                    ARTICLE 2

                                    TRANSFER

2.1 TRANSFER -- Microcell hereby agrees to transfer to OZ, and OZ hereby agrees to accept for cancellation the Transferred Shares.

2.2 CONSIDERATION -- As consideration for the transfer of the Transferred Shares, OZ has agreed to amend certain contracts by and between Microcell and certain of its affiliates and OZ and certain of its affiliates.

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                                    ARTICLE 3

                   WARRANTIES AND REPRESENTATIONS OF MICROCELL

Microcell warrants and represents to OZ as follows and acknowledges that OZ is relying upon such representations and warranties in connection with the purchase by OZ of the Transferred Shares and that OZ would not have entered into this Agreement without the full benefit of such warranties and representations.

3.1 POWERS AND AUTHORIZATIONS -- Microcell has the capacity, power and authority and full legal right to enter into and execute this Agreement and to perform all of its obligations hereunder; Microcell has taken all necessary action to authorize the execution of this Agreement on its behalf by its officers, directors and shareholders and to authorize the performance of all of its obligations hereunder; this Agreement has been duly executed by a duly authorized person on behalf of Microcell and this constitutes valid and legally binding obligations of Microcell enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

3.2 TITLE TO TRANSFERRED SHARES -- Microcell shall transfer to OZ good and valid title to such Transferred Shares, free and clear of all Liens.


                                    ARTICLE 4

                      WARRANTIES AND REPRESENTATIONS OF OZ

OZ warrants and represents to Microcell as follows and acknowledges that Microcell is relying upon such representations and warranties in connection with the sale to OZ of the Transferred Shares and that Microcell would not have entered into this Agreement without the full benefit of such warranties and representations.

4.1 CORPORATE STATUS -- OZ is a corporation duly incorporated, organized and is validly existing under the laws of the state of California (United States of America) and is in good standing under the laws of each jurisdiction in which it is carrying on business or in which it owns or holds property.

4.2 CORPORATE POWERS AND AUTHORIZATIONS -- OZ has the corporate capacity, power and authority and full legal right to enter into and execute this Agreement and all ancillary documents hereto and to perform all of its obligations thereunder. OZ has taken all necessary action to authorize the execution of this Agreement and its ancillary documents on its behalf by its officers, directors and shareholders and to authorize the performance of all of its obligations thereunder; this Agreement and such ancillary documents have been duly executed by a duly authorized person on behalf of OZ and this Agreement and its ancillary documents constitute valid and legally binding obligations of OZ enforceable against it in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.


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                                    ARTICLE 5

                                     CLOSING

5.1 CLOSING -- At the time of closing on the Closing Date, Microcell shall deliver to OZ, the actual possession of the share certificate NC-05 representing 11,405,860 common shares of OZ, duly endorsed for transfer to OZ of the Transferred Shares and OZ shall issue in the name of Microcell a share certificate representing 6,106,700 common shares of OZ, representing the balance of the common shares held by Microcell in the capital stock of OZ.


                                    ARTICLE 6

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES -- All the warranties and representations and covenants and agreements made and given hereunder or in any agreement contemplated hereby shall continue to have full force and effect from the date of execution hereof, notwithstanding any verification made by any of the Parties, the whole subject to the following terms and conditions:

      6.1.1 NO TIME LIMIT -- All of the warranties and representations set out in Sections 3.1, 3.2, 4.1 and 4.2, shall continue to have full force and effect for an unlimited period of time.


                                    ARTICLE 7

                                  MISCELLANEOUS

7.1 FURTHER ASSURANCES -- Each of the Party upon the request of the other Party, whether before or after the Closing, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers conveyances and assurances as may be reasonably necessary or desirable to effect complete consummation of the transactions contemplated by this Agreement.

7.2 SUCCESSORS IN INTEREST -- This Agreement and the provisions hereof shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns. OZ and Microcell may not assign this Agreement or any of its rights and obligations hereunder without the prior consent of the other Party.

7.3 NOTICES -- Any notice, direction or other instrument required or permitted to be given hereunder shall be in writing and shall be delivered either by personal delivery or by telex, telecopier or similar telecommunication device and addressed as follows:

      (a)   in the case of OZ, to it at:

                               OZ COMMUNICATIONS, INC.
                               Snorrabraut 54
                               105 Reykjavik, Iceland


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                               Fax: +354 535-0080

                               Attention: Gunnar Thoroddsen, General Counsel

      (b)   in the case of Microcell, to it at:

                               MICROCELL CAPITAL II INC.
                               1250 Rene-Levesque Blvd. West
                               Suite 400
                               Montreal, Quebec H3B 4W8
                               CANADA
                               Fax: (514) 846-6928

                               Attention: Vice-President, Legal Affairs

      Any notice, direction or other instrument aforesaid shall be deemed to have been given and received, if sent by telex, telecopier or similar telecommunications device on the next Business Day following receipt of such transmission or, if delivered, to have been given and received on the date of such delivery. Any Party may change its address for service by written notice given as aforesaid.

7.4 EXPENSES --Microcell and OZ shall bear and pay all of their respective costs, expenses and fees (including, without limitation, legal counsel and accounting fees and disbursements) incurred by it in connection with the preparation, execution and consummation of this Agreement and the transactions contemplated hereunder; it being understood, whether or not the transaction contemplated in this Agreement and ancillary documentation closes, Microcell shall not be responsible and shall not assume any of OZ's transaction expenses.

7.5 COUNTERPARTS -- This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed an original, and such counterparts together shall constitute one and the same instrument.

7.6 NO THIRD-PARTY BENEFICIARY -- Except as otherwise indicated herein, nothing in this Agreement shall confer any rights upon any Person or entity not a party to this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date and at the place first above mentioned.

                                          OZ COMMUNICATIONS, INC.

                                          By: /s/ GILLES LAPIERRE
                                              ----------------------------------
                                                  Gilles Lapierre


                                          MICROCELL CAPITAL II INC.

                                          By: /s/ JOCELYN COTE
                                              ----------------------------------
                                                  Jocelyn Cote


                                              /s/ JEAN-MARC FERLAND